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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)        November 17, 2000
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                             Prestige Bancorp, Inc.
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               (Exact Name of Registrant as Specified in Charter)


       Pennsylvania                    33-32692                25-1785128
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(State or Other Jurisdiction        (Commission File         (IRS Employer
    of Incorporation)                   Number)            Identification No.)


   710 Old Clairton Road, Pleasant Hills, PA                     15236
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  (Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone number, including area code:       (412) 655-1190
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Reasons for Report:

         ITEM 5.  OTHER EVENT

                           Prestige Bancorp, Inc. (the "Company") announces today that the Boards of Directors of the Company and Prestige Bank, a Federal Savings Bank (the "Bank"), a wholly owned subsidiary of the Company, each held a meeting on November 15, 2000. At the meeting of the board of directors of the Company, the board of directors voted to terminate the Company's employment with John A. Stiver, the Company's former President and Chief Executive Officer. At the meeting of the board of directors of the Bank, the board of directors voted to terminate the Bank's employment with John A. Stiver, the former interim Chief Executive Officer of the Bank. Mr. Stiver's duties at each institution will be assumed for now by existing staff and outside consultants. Mr. Stiver remains a director of each institution.

                           The Bank is a federally chartered stock savings bank with its corporate office in Pleasant Hills, Pennsylvania, and branch offices in Mt. Oliver, Pleasant Hills, Bethel Park, Elizabeth and Washington, Pennsylvania. It has been in existence since 1935. The Company's common stock is traded on the over-the-counter market with quotations available through NASDAQ under the symbol "PRBC".


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                           Pursuant to the requirements of the Securities
         Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Date: November 17, 2000
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                                      Registrant: PRESTIGE BANCORP, INC.
                                                 ----------------------------

                                      Signature: /s/ Patricia A. White
                                                -----------------------------

                                      Title: Executive Vice President
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